Exhibit 99.1
CONTACT:
Edward B. Kornfeld
President
Chief Operating Officer
Chief Financial Officer
Porta Systems Corp.
(516) 364-9300

FOR IMMEDIATE RELEASE
PORTA SYSTEMS CORP. HIRES DUFF & PHELPS, LLC
AS INVESTMENT BANKER

Syosset, NY - August 29, 2005 - Porta Systems Corp. (OTCBB:PYTM) has hired investment banking firm Duff & Phelps, LLC to assist the Company with an evaluation of strategic alternatives. Duff & Phelps will help the Company analyze opportunities concerning refinancing of the Company’s existing debt and other strategic alternatives.

Cary Stanford, a managing director at Duff & Phelps who will be the lead banker on the assignment, said “I believe the Company’s recent financial performance will attract a great deal of interest among investors.”

Porta Systems’ president and chief operating officer, Edward B. Kornfeld, said, “Based on our recent results, we can now address issues relating to improving our financial flexibility. The Company will look to Duff & Phelps for assistance in exploring possible ways of achieving improved financial flexibility and other strategic alternatives.”

Porta Systems Corp. designs, manufactures, markets and supports communication equipment used in telecommunications, video and data networks worldwide.

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission filings, including the Risk Factors included in the Form 10-K for the year ended December 31, 2004 and the Management’s Discussion and Analysis of Financial Conditions and Results of Operations in the Form 10-K for the year ended December 31, 2004 and the Form 10-Q for the quarter ended June 30, 2005. In addition, general industry and market conditions and growth rates, and general economic conditions could affect such statements. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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